Exhibit 99.1

BLUEGATE REPORTS PRELIMINARY FOURTH QUARTER REVENUE INCREASE OF  107% AND RECORD
                      ANNUAL REVENUES FOR 2005 --  UP 109%


HOUSTON, TX, USA - February 8, 2005 - Reporting preliminary financial results for the fourth quarter and year end 2005, Bluegate Corp. (OTCBB: BGAT), the nation's premier provider of outsourced healthcare IT solutions, professional technology consulting services and Bluegate Medical Grade Networks(TM), announced that consolidated revenues for the fourth quarter ended December 31, 2005 were $777,000, an increase of 107% over $375,000 of total revenues for the comparable period in 2004. Bluegate's 2005 annual consolidated revenues were $2.3 million, an increase of 109% over revenues of $1.1 million for 2004.

During the third quarter of 2005, Bluegate acquired the business of Trilliant Corporation, an IT professional service consultant to hospitals and other large institutions. Strategically, Trilliant provides Bluegate an expanded health care IT solutions professional services capability to support Bluegate's growth in servicing its hospital, large medical practice and other centralized health care organizations (HCOs). The 2005 annual pro forma combined revenues of Trilliant and Bluegate would have been $3.0 million had the acquisition occurred on January 1, 2005.

"We are pleased to announce that we more than doubled our revenue this past year over 2004," stated Manfred Sternberg, Bluegate CEO. "With the continued expansion of our sales pipeline of healthcare IT solutions and Medical Grade Networks to hospitals, physicians, HCOs and other healthcare providers, and third party health care vendor application installation and management services, we reaffirm our forecast of revenues between $6 million and $7 million in 2006 and $11 million and $12 million in 2007. We continue to forecast positive cash flow by the end of the second quarter of 2006 as set forth in our December guidance."

"As public policy is accelerating the movement to electronic health records and the establishment of a National Healthcare Information Network (NHIN), there is growing recognition of the need for hospitals and medical practices to have secure medical grade networks and outsourced healthcare IT services," Sternberg stated. "These national health care initiatives simply cannot succeed without the involvement of the hospitals and their credentialed physicians, as well as independent physician practices. Bluegate is the leader in providing medical grade networks and outsourced healthcare IT services that enable secure communication between all points of the healthcare network -- from hospitals to physician offices, clinics and all points in between. Our operational focus for 2006 and 2007 continues to be the build out of the Houston market, and strategic expansion to additional markets in Texas and other regions of the country where there is rapidly increasing demand for our networks and services."


ABOUT BLUEGATE
Bluegate Corp. is an industry leader of outsourced healthcare IT solutions, Medical Grade Networks(TM) and remote management services. It provides IT consulting through its professional services division and HIPAA-compliant, turnkey managed security services and interoperability solutions across its Medical Grade Networks(TM) to hospitals, physicians, other healthcare facilities, RHIOs, HCOs and third-party solution providers. Bluegate is publicly traded on the over the counter bulletin board under the ticker symbol BGAT. For information, visit www.bluegate.com or call 713-686-1100.

Safe Harbor
This press release may contain "forward-looking statements." All statements, other than statements of fact, included in this release and without limitation statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements.

For Bluegate
Media: Julie Shepherd, Accentuate PR, 815 479 1833, Julie@accentuatepr.com
                                                    ----------------------
Investors: Jeremy Roe, Diablo Consultants, (925) 932-1100,
           jeremygroe@diabloconsultants.com